Exhibit 99.1 (Filed herewith)

FOR RELEASE — August 19, 2009

For information, call:

Ken Golden

Director, Strategic Public Relations

309-765-5678

DEERE REPORTS THIRD-QUARTER EARNINGS OF $420 MILLION

•      Company has profitable quarter in face of global economic slowdown.

•      Operations benefit from solid execution of plans to curb costs and inventories.

•      Deere positioned to capitalize on positive long-term trends.

MOLINE, Illinois (August 19, 2009) — Deere & Company today announced worldwide net income of $420.0 million, or $0.99 per share, for the third quarter ended July 31, compared with $575.2 million, or $1.32 per share, for the same period last year. For the first nine months of the year, net income was $1.096 billion, or $2.59 per share, compared with $1.708 billion, or $3.89 per share, last year.

Worldwide net sales and revenues declined 24 percent, to $5.885 billion, for the third quarter and were down 15 percent to $17.778 billion for nine months compared with a year ago. Net sales of the equipment operations were $5.283 billion for the quarter and $16.030 billion for nine months, compared with $7.070 billion and $19.070 billion last year.

“John Deere has completed a solidly profitable quarter in the face of persistent global economic pressure and made further progress advancing its competitive position throughout the world,” said Samuel R. Allen, president and chief executive officer. “We have seen continued benefit from strength in the U.S. market for large farm machinery and from our efforts to keep a tight rein on costs and inventories. Deere’s construction and forestry business, as an example, is successfully executing carefully designed plans to adjust expenses and asset levels in response to the severe decline in its markets,” Allen said.

Summary of Operations

Net sales of the worldwide equipment operations decreased 25 percent for the quarter and 16 percent for nine months. Sales included an unfavorable currency-translation effect of 4 percent for the quarter and 5 percent for nine months and price increases of 6 percent for both periods. Equipment net sales in the United States and Canada declined 16 percent for the quarter and 9 percent year to date. Net sales outside the United States and Canada were down 37 percent for the quarter and 26 percent for nine months, with an unfavorable currency-translation effect of 7 percent for the quarter and 11 percent year to date.

Deere’s equipment operations reported operating profit of $452 million for the quarter and $1.387 billion for nine months, compared with $818 million and $2.377 billion last year. The deterioration in both periods primarily was due to lower shipment and production volumes and the unfavorable effects of foreign exchange, partially offset by improved price realization and lower selling, administrative and general expenses. In addition, higher raw-material costs affected nine-month results.

Equipment operations reported net income of $319 million for the quarter and $879 million for nine months, compared with $479 million and $1.408 billion last year. The same operating factors mentioned above, in addition to a lower current-year effective tax rate, had an impact on both quarterly and nine-month results.

The company’s focus on asset management continued to support its performance. Trade receivables and inventories at the end of the quarter were $6.250 billion, or 28 percent of previous 12-month sales, compared with $7.457 billion, or 30 percent of sales, a year ago.

Financial services reported net income of $102.1 million for the quarter and $217.8 million for nine months compared with $83.4 million and $267.5 million last year. Results were higher for the quarter largely due to benefits from investment tax credits for wind energy projects, foreign exchange gains and lower selling, administrative and general expenses. Partially offsetting these factors were a higher provision for credit losses and narrower financing spreads. Nine-month net income was lower primarily due to a higher provision for credit losses, narrower financing spreads and lower commissions from crop insurance, partially offset by benefits from investment tax credits and lower selling, administrative and general expenses.

Company Outlook & Summary

Company equipment sales are projected to be down about 21 percent for the full year and down about 34 percent for the fourth quarter, including a negative currency-translation impact of about 4 percent for the year and about 1 percent for the quarter. Deere’s net income is anticipated to be approximately $1.1 billion for 2009, despite the largest expected single-year sales decline in at least 50 years. Affecting fourth quarter results will be significant production cutbacks that are being made in line with retail demand. The quarter also will include costs for rationalizing operations, as previously announced.

In spite of present economic conditions, the company believes underlying trends remain quite promising for its businesses.  “John Deere is well-positioned to respond to the world’s growing need for food, shelter, infrastructure and energy with a wide range of advanced equipment and services,” Allen said. “Further, we’re confident our ability to adjust production in response to dynamic markets will help us come through today’s challenging times in a strong condition, ready to seize future opportunities for growth.”

* * *

Equipment Division Performance

Agriculture & Turf. Sales declined 21 percent for the quarter and 9 percent for nine months largely due to lower shipment volumes and the unfavorable effects of currency translation, partially offset by improved price realization. Operating profit was $480 million for the quarter and $1.472 billion year to date, compared with $725 million and $2.001 billion for the respective periods last year. Operating profit was lower in both periods primarily due to lower shipment and production volumes and unfavorable impacts of foreign exchange, partially offset by improved price realization and lower selling, administrative and general expenses. Higher raw-material costs also had an unfavorable impact on the nine-month results.

Construction & Forestry. Construction and forestry sales declined 47 percent for the quarter and 45 percent for nine months, resulting in operating losses of $28 million for the quarter and $85 million year to date. Last year the division had operating profit of $93 million and $376 million for the same periods. The profit decreases for both periods were primarily due to significantly lower shipment and production volumes, partially offset by lower selling, administrative and general expenses and improved price realization. Higher raw-material costs also had an unfavorable impact on year-to-date results.

Market Conditions & Outlook

Agriculture & Turf. Full-year sales of the agriculture and turf division are forecast to decrease by about 15 percent, including a negative currency-translation impact of about 5 percent. At the beginning of the third quarter of 2009, the company combined the agricultural equipment and commercial and consumer equipment businesses. Voluntary employee separations related to the new organizational structure resulted in pretax charges of $16 million in the third quarter and will be approximately $85 million in the fourth quarter. Annual savings from the separation program are expected to be approximately $50 million to $60 million in 2010.

On an industry basis, farm machinery sales in the United States and Canada are forecast to be down slightly for the year, though sales of large tractors, combines, sprayers and seeding equipment are expected to be higher. In other parts of the world, industry farm-machinery sales in Western Europe are forecast to decline 10 to 15 percent for the year while markets in Central Europe and the Commonwealth of Independent States are expected to be sharply lower. In South

America, industry sales are projected to decrease by 20 to 30 percent for the year. Industry sales of turf equipment and compact utility tractors in the United States and Canada are expected to be down about 20 percent.

Construction & Forestry. Deere’s worldwide sales of construction and forestry equipment are forecast to decline by about 47 percent for the year. The decline is attributable to a slumping global economy, historically low levels of U.S. construction activity, and further deterioration in forestry markets worldwide.

Credit. Full-year 2009 net income for Deere’s credit operations is forecast to be approximately $270 million. The forecast decrease from 2008 primarily is due to narrower financing spreads, a higher provision for credit losses and lower commissions from crop insurance, partially offset by benefits from investment tax credits related to wind energy projects.

John Deere Capital Corporation

The following is disclosed on behalf of the company’s credit subsidiary, John Deere Capital Corporation (JDCC), in connection with the disclosure requirements applicable to its periodic issuance of debt securities in the public market.

JDCC’s net income was $59.1 million for the third quarter and $128.1 million year to date, compared with net income of $70.1 million and $224.6 million for the respective periods last year. Results were lower for the quarter due to a higher provision for credit losses and narrower financing spreads, partially offset by foreign exchange gains and lower selling, administrative and general expenses. Net income was lower for the nine months primarily due to narrower financing spreads, a higher provision for credit losses and lower commissions from crop insurance, partially offset by lower selling, administrative and general expenses.

Net receivables and leases financed by JDCC were $19.336 billion at July 31, 2009, compared with $19.289 billion last year. Net receivables and leases administered, which include receivables administered but not owned, totaled $19.482 billion at July 31, 2009, compared with $19.454 billion a year ago.

Safe Harbor Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:  Statements under “Company Outlook and Summary,” “Market Conditions & Outlook,” and other statements herein that relate to future operating periods are subject to important risks and uncertainties that could cause actual results to differ materially.  Some of these risks and uncertainties could affect particular lines of business, while others could affect all of the

Company’s businesses.

Forward-looking statements involve certain factors that are subject to change, including for the Company’s agricultural equipment the many interrelated factors that affect farmers’ confidence.  These factors include worldwide economic conditions, demand for agricultural products, world grain stocks, weather conditions, soil conditions, harvest yields, prices for commodities and livestock, crop and livestock production expenses, availability of transport for crops, the growth of non-food uses for some crops (including ethanol and biodiesel production), real estate values, available acreage for farming, the land ownership policies of various governments, changes in government farm programs and policies (including those in the U.S. and Brazil), international reaction to such programs, global trade agreements, animal diseases and their effects on poultry and beef consumption and prices (including avian flu and bovine spongiform encephalopathy, commonly known as “mad cow” disease), crop pests and diseases (including Asian rust), and the level of farm product exports (including concerns about genetically modified organisms).

Factors affecting the outlook for the Company’s turf and utility equipment include general economic conditions, consumer confidence, weather conditions, customer profitability, consumer borrowing patterns, consumer purchasing preferences, housing starts, infrastructure investment, spending by municipalities and golf courses, and consumable input costs.

General economic conditions, consumer spending patterns, real estate and housing prices, the number of housing starts and interest rates are especially important to sales of the Company’s construction and forestry equipment.  The levels of public and non-residential construction also impact the results of the Company’s construction and forestry segment.  Prices for pulp, lumber and structural panels are important to sales of forestry equipment.

All of the Company’s businesses and its reported results are affected by general economic conditions in, and the political and social stability of, the global markets in which the Company operates, especially material changes in economic activity in these markets; customer confidence in the general economic conditions; foreign currency exchange rates, especially fluctuations in the value of the U.S. dollar, interest rates and inflation and deflation rates; capital market disruptions; significant changes in capital market liquidity, access to capital and associated funding costs; delays or disruptions in the Company’s supply chain due to weather, natural disasters or financial hardship or the loss of liquidity by suppliers (including common suppliers with the automotive industry); changes in and the impact of governmental banking, monetary and fiscal policies and governmental programs in particular jurisdictions or for the benefit of certain sectors; actions by rating agencies; customer access to capital for purchases of the Company’s products and borrowing and repayment practices, the number and size of customer loan delinquencies and defaults, and the housing market credit crises; changes in the market values of investment assets; production, design and technological difficulties, including capacity and supply constraints and prices; the availability and prices of strategically sourced materials, components and whole goods; start-up of new plants and new products; the success of new product initiatives and customer acceptance of new products; oil and energy prices and supplies; the availability and cost of freight; trade, monetary and fiscal policies of various countries (including protectionist policies that disrupt international commerce); wars and other international conflicts and the threat thereof; actions by the U.S. Federal Reserve Board and other central banks; actions by the U.S. Securities and Exchange Commission; actions by environmental, health and safety regulatory agencies, including those related to engine emissions (in particular Tier 4 emission requirements), noise and the risk of climate change; actions by other regulatory bodies; actions of competitors in the various industries in which the Company competes, particularly price discounting; dealer practices especially as to levels of new and used field inventories; labor relations and regulations; changes to accounting standards; changes in tax rates and regulations; the effects of, or response to, terrorism; and changes in laws and regulations affecting the sectors in which the Company operates.  The spread of major epidemics (including H1N1 and other influenzas, SARS, fevers and other viruses) also could affect Company results.  Changes in weather patterns could impact customer operations and Company results.  Company results are also affected by changes in the level of employee retirement benefits, changes in market values of investment assets and the level of interest rates, which impact retirement benefit costs, and significant changes in health care costs.  Other factors that could affect results are acquisitions and divestitures of businesses, the integration of new businesses, the implementation of organizational changes such as combining of the agricultural and commercial and consumer equipment segments, changes in Company declared dividends and common stock issuances and repurchases.

With respect to the recent global economic downturn, changes in governmental banking, monetary and fiscal policies to restore liquidity and increase the availability of credit may not be effective and could have a material impact on the Company’s customers and markets.  Significant changes in market liquidity conditions could impact access to funding and associated funding costs, which could reduce the Company’s earnings and cash flows.  The Company’s investment management operations could be impaired by changes in the equity and bond markets, which would negatively affect earnings.

General economic conditions can affect the demand for the Company’s equipment as well. Current negative economic conditions and outlook have dampened demand for certain equipment.  Furthermore, governmental programs providing assistance to certain industries or sectors could negatively impact the Company’s competitive position.

The recent economic downturn and market volatility have adversely affected the financial industry in which John Deere Capital Corporation and other credit subsidiaries (Credit) operate.  Credit’s liquidity and ongoing profitability depend largely on timely access to capital to meet future cash flow requirements and fund operations and the costs associated with engaging in diversified funding activities and to fund purchases of the Company’s products.  If market disruption and volatility continue or worsen or access to governmental liquidity programs decreases, funding could be unavailable or insufficient.  Additionally, under current market conditions customer confidence levels may result in declines in credit applications and increases in delinquencies and default rates, which could materially impact Credit’s write-offs and provisions for credit losses.

The Company’s outlook is based upon assumptions relating to the factors described above, which are sometimes based upon estimates and data prepared by government agencies.  Such estimates and data are often revised.  The Company, except as required by law, undertakes no obligation to update or revise its outlook, whether as a result of new developments or otherwise.  Further information concerning the Company and its businesses, including factors that potentially could materially affect the Company’s financial results, is included in the Company’s most recent annual report on Form 10-K (including the factors discussed in Item 1A. Risk Factors) and other filings with the U.S. Securities and Exchange Commission.

Third Quarter 2009 Press Release

(millions of dollars)

Unaudited

	Three Months Ended July 31			Nine Months Ended July 31
	2009	2008	% Change	2009	2008	% Change
Net sales and revenues:
Agriculture and turf net sales ***	$4,651	$5,876	-21	$14,057	$15,500	-9
Construction and forestry net sales	632	1,194	-47	1,973	3,570	-45
Total net sales *	5,283	7,070	-25	16,030	19,070	-16
Credit revenues	501	550	-9	1,432	1,632	-12
Other revenues	101	119	-15	316	334	-5
Total net sales and revenues *	$5,885	$7,739	-24	$17,778	$21,036	-15

Operating profit (loss): **
Agriculture and turf ***	$480	$725	-34	$1,472	$2,001	-26
Construction and forestry	(28)	93		(85)	376
Credit	95	111	-14	206	376	-45
Other	5	5		9	12	-25
Total operating profit *	552	934	-41	1,602	2,765	-42
Interest, corporate expenses and income taxes	(132)	(359)	-63	(506)	(1,057)	-52
Net income	$420	$575	-27	$1,096	$1,708	-36

*         Includes equipment operations outside the U.S. and Canada as follows:

Net sales	$1,940	$3,072	-37	$5,912	$7,942	-26
Operating profit	$79	$332	-76	$245	$925	-74

The Company views its operations as consisting of two geographic areas, the “U.S. and Canada”, and “outside the U.S. and Canada”.

**

Operating profit (loss) is income from continuing operations before external interest expense, certain foreign exchange gains and losses, income taxes and corporate expenses. However, operating profit of the credit segment includes the effect of interest expense and foreign exchange gains or losses.

***

At the beginning of the third quarter of 2009, the Company combined the agricultural equipment and the commercial and consumer equipment organizations. As a result, these two segments have been combined into the agriculture and turf segment. The net sales and operating profit for the agriculture and turf segment for the third quarter and first nine months of 2009 and 2008 were as shown above. The information for the first two quarters of 2009 and 2008 and fiscal years 2008 and 2007 in millions of dollars were as follows:

	First Quarter		Second Quarter		Years
Agriculture and Turf	2009	2008	2009	2008	2008	2007
Net sales	$3,819	$3,501	$5,587	$6,124	$20,985	$16,454
Operating profit	289	340	703	936	2,461	1,747

DEERE & COMPANY
STATEMENT OF CONSOLIDATED INCOME
For the Three Months Ended July 31, 2009 and 2008
(In millions of dollars and shares except per share amounts) Unaudited

	2009	2008
Net Sales and Revenues
Net sales	$5,282.7	$7,070.2
Finance and interest income	459.7	511.6
Other income	142.2	156.9
Total	5,884.6	7,738.7

Costs and Expenses
Cost of sales	4,057.6	5,421.9
Research and development expenses	243.3	238.1
Selling, administrative and general expenses	659.5	772.0
Interest expense	249.3	270.2
Other operating expenses	165.7	167.5
Total	5,375.4	6,869.7

Income of Consolidated Group before Income Taxes	509.2	869.0
Provision for income taxes	87.9	307.1
Income of Consolidated Group	421.3	561.9
Equity in income (loss) of unconsolidated affiliates	(1.3)	13.3
Net Income	$420.0	$575.2

Per Share Data
Net income - basic	$.99	$1.34
Net income - diluted	$.99	$1.32

Average Shares Outstanding
Basic	422.9	429.3
Diluted	424.8	434.4

See Condensed Notes to Interim Financial Statements.

DEERE & COMPANY
STATEMENT OF CONSOLIDATED INCOME
For the Nine Months Ended July 31, 2009 and 2008
(In millions of dollars and shares except per share amounts) Unaudited

	2009	2008
Net Sales and Revenues
Net sales	$16,029.8	$19,069.7
Finance and interest income	1,368.4	1,548.8
Other income	380.1	418.0
Total	17,778.3	21,036.5

Costs and Expenses
Cost of sales	12,356.5	14,292.3
Research and development expenses	718.4	672.5
Selling, administrative and general expenses	1,986.4	2,191.4
Interest expense	793.2	848.9
Other operating expenses	528.9	468.3
Total	16,383.4	18,473.4

Income of Consolidated Group before Income Taxes	1,394.9	2,563.1
Provision for income taxes	298.6	888.1
Income of Consolidated Group	1,096.3	1,675.0
Equity in income of unconsolidated affiliates		32.7
Net Income	$1,096.3	$1,707.7

Per Share Data
Net income - basic	$2.59	$3.94
Net income - diluted	$2.59	$3.89

Average Shares Outstanding
Basic	422.7	433.6
Diluted	424.1	439.4

See Condensed Notes to Interim Financial Statements.

DEERE & COMPANY
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions of dollars) Unaudited

	July 31 2009	October 31 2008	July 31 2008
Assets
Cash and cash equivalents	$4,314.8	$2,211.4	$2,822.8
Marketable securities	181.0	977.4	944.0
Receivables from unconsolidated affiliates	37.6	44.7	45.1
Trade accounts and notes receivable - net	3,230.0	3,234.6	3,982.7
Financing receivables - net	14,122.2	16,017.0	16,023.0
Restricted financing receivables - net	3,803.0	1,644.8	1,933.8
Other receivables	695.8	664.9	678.6
Equipment on operating leases - net	1,663.5	1,638.6	1,661.0
Inventories	3,020.0	3,041.8	3,474.2
Property and equipment - net	4,411.0	4,127.7	3,938.5
Investments in unconsolidated affiliates	214.3	224.4	215.1
Goodwill	1,293.9	1,224.6	1,329.8
Other intangible assets - net	141.8	161.4	183.4
Retirement benefits	1,185.1	1,106.0	2,047.5
Deferred income taxes	1,555.5	1,440.6	1,564.2
Other assets	1,517.2	974.7	844.0
Total Assets	$41,386.7	$38,734.6	$41,687.7

Liabilities and Stockholders’ Equity
Short-term borrowings	$8,048.4	$8,520.5	$10,114.2
Payables to unconsolidated affiliates	76.0	169.2	178.5
Accounts payable and accrued expenses	5,589.9	6,393.6	6,705.3
Deferred income taxes	161.0	171.8	207.8
Long-term borrowings	16,720.9	13,898.5	13,397.4
Retirement benefits and other liabilities	3,366.9	3,048.3	3,544.5
Total liabilities	33,963.1	32,201.9	34,147.7
Stockholders’ equity	7,423.6	6,532.7	7,540.0
Total Liabilities and Stockholders’ Equity	$41,386.7	$38,734.6	$41,687.7

See Condensed Notes to Interim Financial Statements.

DEERE & COMPANY
STATEMENT OF CONSOLIDATED CASH FLOWS
For the Nine Months Ended July 31, 2009 and 2008
(In millions of dollars) Unaudited

	2009	2008
Cash Flows from Operating Activities
Net income	$1,096.3	$1,707.7
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for doubtful receivables	138.7	65.1
Provision for depreciation and amortization	653.2	626.9
Share-based compensation expense	63.9	63.7
Undistributed earnings of unconsolidated affiliates	.8	(18.2)
Credit for deferred income taxes	(77.9)	(143.1)
Changes in assets and liabilities:
Trade, notes and financing receivables related to sales	(261.9)	(656.7)
Inventories	(88.1)	(1,212.9)
Accounts payable and accrued expenses	(902.4)	509.8
Accrued income taxes payable/receivable	(86.2)	264.6
Retirement benefits	65.4	(115.0)
Other	(118.8)	(149.3)
Net cash provided by operating activities	483.0	942.6

Cash Flows from Investing Activities
Collections of receivables	8,808.6	9,400.0
Proceeds from sales of financing receivables	10.3	38.7
Proceeds from maturities and sales of marketable securities	819.3	1,415.9
Proceeds from sales of equipment on operating leases	340.2	354.9
Proceeds from sales of businesses, net of cash sold		41.1
Cost of receivables acquired	(8,460.8)	(9,648.1)
Purchases of marketable securities	(15.9)	(769.2)
Purchases of property and equipment	(647.4)	(631.2)
Cost of equipment on operating leases acquired	(284.8)	(306.9)
Acquisitions of businesses, net of cash acquired	(47.4)	(241.4)
Other	(38.5)	(37.1)
Net cash provided by (used for) investing activities	483.6	(383.3)

Cash Flows from Financing Activities
Increase (decrease) in short-term borrowings	(392.7)	60.3
Proceeds from long-term borrowings	4,732.8	4,400.3
Payments of long-term borrowings	(2,770.8)	(3,032.2)
Proceeds from issuance of common stock	9.5	107.0
Repurchases of common stock	(3.2)	(1,358.0)
Dividends paid	(354.9)	(327.9)
Excess tax benefits from share-based compensation	1.6	71.7
Other	(122.1)	(14.2)
Net cash provided by (used for) financing activities	1,100.2	(93.0)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	36.6	77.9

Net Increase in Cash and Cash Equivalents	2,103.4	544.2
Cash and Cash Equivalents at Beginning of Period	2,211.4	2,278.6
Cash and Cash Equivalents at End of Period	$4,314.8	$2,822.8

See Condensed Notes to Interim Financial Statements.

Condensed Notes to Interim Financial Statements (Unaudited)

(1)              Dividends declared and paid on a per share basis were as follows:

	Three Months Ended July 31				Nine Months Ended July 31
	2009			2008	2009		2008

Dividends declared		$.28		$.28	$.84		$.78
Dividends paid	$		*	$.25	$.84	*	$.75

*      Due to the dividend payment dates, a quarterly dividend was not included in the third quarter of 2009.  Two quarterly dividends of $.28 per share were included in the second quarter of 2009 and one quarterly dividend of $.28 per share was included in the first quarter of 2009.

(2)              The calculation of basic net income per share is based on the average number of shares outstanding.  The calculation of diluted net income per share recognizes the dilutive effect of the assumed exercise of stock options.

(3)              Comprehensive income, which includes all changes in the Company’s equity during the period except transactions with stockholders, was as follows in millions of dollars:

	Three Months Ended July 31		Nine Months Ended July 31
	2009	2008	2009	2008

Net income	$420.0	$575.2	$1,096.3	$1,707.7
Other comprehensive income (loss), net of tax:
Retirement benefits adjustment	14.7	19.7	(90.6)	70.3
Cumulative translation adjustment	210.8	25.5	173.4	107.5
Unrealized gain (loss) on investments	.5	(1.4)	6.4	(2.7)
Unrealized gain (loss) on derivatives	9.9	12.3	(14.3)	(5.0)
Comprehensive income	$655.9	$631.3	$1,171.2	$1,877.8

(4)              The consolidated financial statements represent the consolidation of all Deere & Company’s subsidiaries.  In the supplemental consolidating data in Note 5 to the financial statements, “Equipment Operations” include the Company’s agriculture and turf operations and construction and forestry operations, with Financial Services reflected on the equity basis.  The supplemental “Financial Services” data in Note 5 include primarily Deere & Company’s credit operations.

(5) SUPPLEMENTAL CONSOLIDATING DATA
STATEMENT OF INCOME
For the Three Months Ended July 31, 2009 and 2008

(In millions of dollars) Unaudited	EQUIPMENT OPERATIONS*		FINANCIAL SERVICES
	2009	2008	2009	2008
Net Sales and Revenues
Net sales	$5,282.7	$7,070.2
Finance and interest income	14.6	26.1	$519.2	$560.2
Other income	84.8	101.3	74.1	66.9
Total	5,382.1	7,197.6	593.3	627.1

Costs and Expenses
Cost of sales	4,058.0	5,422.2
Research and development expenses	243.3	238.1
Selling, administrative and general expenses	540.9	657.2	121.2	116.9
Interest expense	32.7	43.3	226.9	241.5
Interest compensation to Financial Services	63.7	60.3
Other operating expenses	33.8	23.1	145.7	153.1
Total	4,972.4	6,444.2	493.8	511.5

Income of Consolidated Group before Income Taxes	409.7	753.4	99.5	115.6
Provision (credit) for income taxes	90.5	274.8	(2.6)	32.3
Income of Consolidated Group	319.2	478.6	102.1	83.3

Equity in Income of Unconsolidated Subsidiaries and Affiliates
Credit	99.2	80.3		.1
Other	1.6	16.3
Total	100.8	96.6		.1
Net Income	$420.0	$575.2	$102.1	$83.4

*   Deere & Company with Financial Services on the equity basis.

The supplemental consolidating data is presented for informational purposes.  Transactions between the “Equipment Operations” and “Financial Services” have been eliminated to arrive at the consolidated financial statements.

SUPPLEMENTAL CONSOLIDATING DATA (Continued)
STATEMENT OF INCOME
For the Nine Months Ended July 31, 2009 and 2008

(In millions of dollars) Unaudited	EQUIPMENT OPERATIONS*		FINANCIAL SERVICES
	2009	2008	2009	2008
Net Sales and Revenues
Net sales	$16,029.8	$19,069.7
Finance and interest income	54.3	77.3	$1,530.9	$1,687.6
Other income	259.2	282.5	183.9	195.8
Total	16,343.3	19,429.5	1,714.8	1,883.4

Costs and Expenses
Cost of sales	12,357.6	14,293.4
Research and development expenses	718.4	672.5
Selling, administrative and general expenses	1,628.8	1,868.0	365.3	330.1
Interest expense	120.0	138.3	708.3	750.6
Interest compensation to Financial Services	181.6	176.0
Other operating expenses	156.4	105.0	426.9	415.9
Total	15,162.8	17,253.2	1,500.5	1,496.6

Income of Consolidated Group before Income Taxes	1,180.5	2,176.3	214.3	386.8
Provision (credit) for income taxes	301.8	768.1	(3.2)	120.0
Income of Consolidated Group	878.7	1,408.2	217.5	266.8

Equity in Income of Unconsolidated Subsidiaries and Affiliates
Credit	212.1	260.1	.3	.7
Other	5.5	39.4
Total	217.6	299.5	.3	.7
Net Income	$1,096.3	$1,707.7	$217.8	$267.5

*  Deere & Company with Financial Services on the equity basis.

The supplemental consolidating data is presented for informational purposes.  Transactions between the “Equipment Operations” and “Financial Services” have been eliminated to arrive at the consolidated financial statements.

SUPPLEMENTAL CONSOLIDATING DATA (Continued)

CONDENSED BALANCE SHEET

(In millions of dollars) Unaudited	EQUIPMENT OPERATIONS*			FINANCIAL SERVICES
	July 31 2009	October 31 2008	July 31 2008	July 31 2009	October 31 2008	July 31 2008

Assets
Cash and cash equivalents	$2,212.1	$1,034.6	$2,099.5	$2,102.8	$1,176.8	$723.3
Marketable securities		799.2	731.8	181.0	178.3	212.3
Receivables from unconsolidated subsidiaries and affiliates	437.7	976.2	676.1	.6
Trade accounts and notes receivable - net	842.9	1,013.8	1,259.9	3,014.5	2,664.6	3,271.1
Financing receivables - net	6.9	10.4	5.6	14,115.3	16,006.6	16,017.4
Restricted financing receivables - net				3,803.0	1,644.8	1,933.8
Other receivables	620.1	599.3	614.2	57.7	67.7	68.1
Equipment on operating leases - net				1,663.5	1,638.6	1,661.0
Inventories	3,020.0	3,041.8	3,474.2
Property and equipment - net	3,267.0	2,991.1	2,955.9	1,144.0	1,136.6	982.6
Investments in unconsolidated subsidiaries and affiliates	3,075.5	2,811.4	2,519.0	6.0	5.5	6.4
Goodwill	1,293.9	1,224.6	1,329.8
Other intangible assets - net	141.8	161.4	183.4
Retirement benefits	1,182.4	1,101.6	2,041.9	4.0	5.4	6.7
Deferred income taxes	1,687.2	1,479.4	1,590.0	85.4	80.2	77.0
Other assets	461.3	456.7	389.1	1,056.4	519.6	457.6
Total Assets	$18,248.8	$17,701.5	$19,870.4	$27,234.2	$25,124.7	$25,417.3

Liabilities and Stockholders’ Equity
Short-term borrowings	$745.3	$217.9	$407.7	$7,303.0	$8,302.7	$9,706.5
Payables to unconsolidated subsidiaries and affiliates	76.4	169.2	178.5	400.0	931.5	631.0
Accounts payable and accrued expenses	4,937.3	5,675.8	6,127.6	1,262.7	1,165.2	1,132.5
Deferred income taxes	84.5	99.8	127.2	293.6	191.0	183.5
Long-term borrowings	1,652.9	1,991.5	1,980.8	15,068.1	11,906.9	11,416.6
Retirement benefits and other liabilities	3,328.8	3,014.6	3,508.6	39.4	34.8	37.0
Total liabilities	10,825.2	11,168.8	12,330.4	24,366.8	22,532.1	23,107.1
Stockholders’ equity	7,423.6	6,532.7	7,540.0	2,867.4	2,592.6	2,310.2
Total Liabilities and Stockholders’ Equity	$18,248.8	$17,701.5	$19,870.4	$27,234.2	$25,124.7	$25,417.3

* Deere & Company with Financial Services on the equity basis.

The supplemental consolidating data is presented for informational purposes.  Transactions between the “Equipment Operations” and “Financial Services” have been eliminated to arrive at the consolidated financial statements.

SUPPLEMENTAL CONSOLIDATING DATA (Continued)

STATEMENT OF CASH FLOWS

For the Nine Months Ended July 31, 2009 and 2008

(In millions of dollars) Unaudited	EQUIPMENT OPERATIONS*		FINANCIAL SERVICES
	2009	2008	2009	2008
Cash Flows from Operating Activities
Net income	$1,096.3	$1,707.7	$217.8	$267.5
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for doubtful receivables	17.6	7.0	121.1	58.1
Provision for depreciation and amortization	389.3	371.0	304.4	307.9
Undistributed earnings of unconsolidated subsidiaries and affiliates	(216.8)	261.1	(.3)	(.8)
Provision (credit) for deferred income taxes	(178.9)	(168.8)	101.0	25.7
Changes in assets and liabilities:
Receivables	206.4	(190.8)	3.4	2.9
Inventories	112.5	(993.6)
Accounts payable and accrued expenses	(746.3)	507.9	26.6	102.3
Accrued income taxes payable/receivable	(78.6)	254.6	(7.5)	10.0
Retirement benefits	60.2	(121.4)	5.3	6.5
Other	22.7	(9.2)	(48.5)	(53.0)
Net cash provided by operating activities	684.4	1,625.5	723.3	727.1

Cash Flows from Investing Activities
Collections of receivables			25,295.7	25,278.2
Proceeds from sales of financing receivables			33.0	101.6
Proceeds from maturities and sales of marketable securities	803.4	1,395.1	15.9	20.8
Proceeds from sales of equipment on operating leases			340.2	354.9
Proceeds from sales of businesses, net of cash sold		41.1
Cost of receivables acquired			(25,624.0)	(26,114.3)
Purchases of marketable securities	(7.6)	(691.3)	(8.4)	(77.9)
Purchases of property and equipment	(561.4)	(448.5)	(86.1)	(182.8)
Cost of equipment on operating leases acquired			(556.0)	(603.3)
Acquisitions of businesses, net of cash acquired	(47.4)	(241.4)
Other	(16.4)	(145.9)	(21.9)	(28.3)
Net cash provided by (used for) investing activities	170.6	(90.9)	(611.6)	(1,251.1)

Cash Flows from Financing Activities
Increase (decrease) in short-term borrowings	175.9	222.0	(568.6)	(161.7)
Change in intercompany receivables/payables	570.9	(216.0)	(570.9)	216.0
Proceeds from long-term borrowings			4,732.8	4,400.3
Payments of long-term borrowings	(77.9)	(13.4)	(2,692.9)	(3,018.8)
Proceeds from issuance of common stock	9.5	107.0
Repurchases of common stock	(3.2)	(1,358.0)
Dividends paid	(354.9)	(327.9)		(546.1)
Excess tax benefits from share-based compensation	1.6	71.7
Other	(8.4)	4.1	(113.7)	76.4
Net cash provided by (used for) financing activities	313.5	(1,510.5)	786.7	966.1

Effect of Exchange Rate Changes on Cash and Cash Equivalents	9.0	55.8	27.6	22.1

Net Increase in Cash and Cash Equivalents	1,177.5	79.9	926.0	464.2
Cash and Cash Equivalents at Beginning of Period	1,034.6	2,019.6	1,176.8	259.1
Cash and Cash Equivalents at End of Period	$2,212.1	$2,099.5	$2,102.8	$723.3

* Deere & Company with Financial Services on the equity basis.

The supplemental consolidating data is presented for informational purposes.  Transactions between the “Equipment Operations” and “Financial Services” have been eliminated to arrive at the consolidated financial statements.